As filed with the Securities and Exchange Commission on April 30, 2003,
                       Registration No. 333-102580



                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549


                      POST EFFECTIVE AMENDMENT NO. 1
                              TO FORM S-8
        Registration Statement under the Securities Act of 1933



                           INNOVO GROUP INC.
        (Exact name of registrant as specified in its charter)

                Delaware                        11-2928178
     (State or other jurisdiction of         (I.R.S. employer
     incorporation or organization)        identification number)

                    5900 S. Eastern Ave., Suite 104
                           Commerce, CA 90040
    (Address, including zip code, of principal executive offices)



               2000 Employee Stock Incentive Plan
                               and
               2000 Director Stock Incentive Plan
                   (Full titles of the plans)


                      Samuel J. Furrow, Jr.
                     Chief Executive Officer
                        Innovo Group Inc.
                 5900 S. Eastern Ave., Suite 104
                       Commerce, CA 90040

  (Name, address and telephone number, including area code, of agent for service)

                         With copies to:

                    Bruce S. Mendelsohn, Esq.
               Akin Gump Strauss Hauer & Feld LLP
                   1333 New Hampshire Ave., NW
                      Washington, DC 20036
                         (202) 887-4000
                       Fax: (202) 887-4288
  (Telephone number, including area code, of agent for service)

                  DEREGISTRATION OF SECURITIES

       On January 17, 2003, Innovo Group Inc., a Delaware corporation (the "Registrant"), filed a registration statement on Form S-8 (Reg. No. 333-102580) for the purpose of registering 1,500,000 shares of common stock, par value $0.10 per share, of the Registrant to be offered or sold pursuant to the Innovo Group Inc. 2000 Employee Stock Incentive Plan, as amended (the "Employee Plan"), and the Innovo Group Inc. 2000 Director Stock Incentive Plan, as amended (the "Director Plan"). The Employee Plan and the Director Plan are collectively referred to herein as the "Plans". The registration statement on Form S-8 also inadvertently sought to register 650,000 shares of common stock issuable upon exercise of non-qualified employee stock options issued outside of the Plans to Samuel J. Furrow, Jr. and Patricia Anderson-Lasko, executives of the Registrant (the "Executive Option Shares"). The Registrant has issued options to acquire 650,000 shares of its common stock to its executives Furrow and Anderson-Lasko, but such options are for shares of common stock issued pursuant to the Employee Plan.

      The Registrant is filing this post-effective amendment to deregister the 650,000 Executive Option Shares and to amend and correct Item 1 of the Form S-8 with respect to the number of shares registered under the Plans and to delete any reference to the Executive Option Shares, which are being deregistered. For convenience of the reader, this post-effective amendment amends and restates in its entirety Item 1 of the Form S-8. This amendment does not amend any other information previously filed in the Form S-8.

Item 1. Plan Information.

      The  Registration Statement relates to the registration  of
1,500,000 shares of common stock, par value $0.10 per share, of the Registrant to be offered or sold pursuant to the Plans.
The documents containing information specified in the instructions to part I of Form S-8 will be sent or given to the employees participating in the Plans as specified by Rule 428(b)(1) of Regulation C under the Securities Act of 1933, as amended (the "Securities Act"). Those documents and the documents incorporated by reference into this Registration
Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended.

                           SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Commerce, State of California, on the 30th day of April, 2003.

                        INNOVO GROUP INC.


                              By: /s/ Samuel J. Furrow, Jr.
                                  --------------------------
                                   Samuel J. Furrow, Jr.
                                   Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment has been signed by the following persons in the capacities and on the dates indicated.

     Name                     Title                    Date


/s/ Samuel J. Furrow, Jr.   Chief Executive Officer,     April 30, 2003
-------------------------   Chief Operating Officer and
Samuel J. Furrow, Jr.       Director; Principal Executive
                            Officer

          *                 President and Director       April 30, 2003
-----------------------
Patricia Anderson-Lasko


/s/ Marc B. Crossman        Chief Financial Officer       April 30, 2003
--------------------        and Director
Marc B. Crossman

          *                 Chairman of the Board         April 30, 2003
--------------------        and Director
Samuel J. Furrow


          *                 Director                      April 30, 2003
--------------------
Daniel Page


          *                 Director                      April 30, 2003
--------------------
Dr. John Looney


/s/ Suhail Rizvi            Director                      April 30, 2003
--------------------
Suhail Rizvi





*By: /s/ Samuel J. Furrow, Jr.
     -------------------------
     Samuel J. Furrow, Jr.
     Attorney-in-Fact